EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Knology, Inc.

West Point, Georgia

We hereby consent to the incorporation by reference in Registration Statement No. 333-136566 on Form S-3, Post-Effective Amendment No. 6 to Registration Statement No. 333-89179 on Form S-3, and Registration Statement Nos. 333-136570, 333-127113, 333-103248 and 333-34540 on Form S-8 of Knology, Inc. of our reports dated March 14, 2008, relating to the consolidated financial statements and the effectiveness of Knology, Inc.’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Atlanta, Georgia

March 14, 2008